PRELIMINARY COPY SUBJECT TO COMPLETION
DATED MARCH 25, 2010

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant   ☐

Filed by a Party other than the Registrant   ☒

Check the appropriate box:

☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☒          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

DWS DREMAN VALUE INCOME EDGE FUND, INC.
(Name of Registrant as Specified in Its Charter)

WESTERN INVESTMENT LLC
WESTERN INVESTMENT HEDGED PARTNERS L.P.
WESTERN INVESTMENT ACTIVISM PARTNERS LLC
WESTERN INVESTMENT TOTAL RETURN PARTNERS L.P.
WESTERN INVESTMENT TOTAL RETURN FUND LTD.
ARTHUR D. LIPSON
BENCHMARK PLUS INSTITUTIONAL PARTNERS, L.L.C.
BENCHMARK PLUS PARTNERS, L.L.C.
BENCHMARK PLUS MANAGEMENT, L.L.C.
ROBERT FERGUSON
SCOTT FRANZBLAU
ROBERT H. DANIELS
GREGORY R. DUBE
WILLIAM J. ROBERTS

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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2

Western Investment LLC (“Western Investment”), together with the other participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies by Western Investment at the 2010 annual meeting of stockholders (the “Annual Meeting”) of DWS Dreman Value Income Edge Fund, Inc. (the “Fund”).  Western Investment has filed a definitive proxy statement with the SEC with regard to the Annual Meeting.

Item 1:  On May 19, 2010, Western Investment issued the following statement:

WESTERN INVESTMENT DESCRIBES STEPS TAKEN BY
DWS DREMAN VALUE INCOME EDGE FUND, INC. TO ENTRENCH
INCUMBENT DIRECTORS

As stockholders of DWS Dreman Value Income Edge Fund, Inc. (the “Fund”) are aware, the Fund has enacted a number of hurdles to block stockholders’ voting rights at stockholder elections.  On March 11, 2009, without stockholder approval, the Fund amended its Bylaws to, among other things, require the election of directors to be by the affirmative vote of a majority of the shares of stock outstanding and entitled to vote in an election (an absolute majority), rather than a plurality.  In addition, in its proxy statement the Fund discloses that at a meeting of stockholders which includes an election of directors, if a nominee for director does not receive an absolute majority, regardless of whether a stockholder director nominee receives more votes than the incumbent, stockholders withhold their votes from the incumbent, or otherwise, then the incumbent Board member remains in office for another three year term.  This new policy of directors remaining in office for another three year term, which contradicts what was disclosed in the Fund’s initial offering documents, when coupled with the recent change requiring an absolute majority to elect directors, creates the possibility of incumbent directors serving term after term, leaving stockholders with no practical ability of replacing them.  In a previous filing, Western Investment had inadvertently stated that the Fund had also classified its Board of Directors in 2009, which was incorrect.  The Fund’s Board has always been classified.